Action Required: Must be returned by December 9, 2005
CHS Inc.
Share Option Plan Participants
2005 Plan Agreement and Election Form
Deferred Compensation Plan

Name (Last, First, Middle Initial)	Social Security Number
You may use this form to:

¿	Indicate the amount, if any, of vested Options you wish to exercise during the 2005 Plan Year.

¿	Elect to receive one or more (not to exceed 5) Scheduled Distributions or installment payments (Election required if you are not an active CHS employee; optional election if you are still an active employee)

¿	Allocate your SOP Account among the available investment options.
Section 1:
Share Option Deferral Election
Please select all that apply; fill in the appropriate blanks with whole percentages.

☐ Payment in 2005	I elect to exercise % of my vested Options and receive payment in 2005.

☐ Defer Payment	With respect to Options not exercised in 2005, I elect to receive payment of such Options in accordance with the terms of the CHS Inc. Deferred Compensation Plan and my applicable payment elections made below.

If you are not an active CHS employee and you elect to defer payment, you must complete a Scheduled Distribution election below. If you fail to make a Scheduled Distribution election, your SOP Account shall be paid (minus the Exercise Price Credit) during the sixty (60) day period commencing immediately after December 31, 2006.

If you are still an active CHS employee and you elect to defer payment, you may (but need not) complete a Scheduled Distribution election. If you fail to make a Scheduled Distribution election, your SOP Account shall be paid (minus the Exercise Price Credit) following your Termination of Employment, Retirement or Disability, in accordance with the terms of the CHS Inc. Deferred Compensation Plan (and the form of Retirement Benefit or Disability Benefit payment you elected under the Plan, as applicable).

Version 2.6	1

Action Required: Must be returned by December 9, 2005
CHS Inc.
Share Option Plan Participants
2005 Plan Agreement and Election Form
Deferred Compensation Plan

Name (Last, First, Middle Initial)
Section 2:
Scheduled Distribution Election*
Please complete this section if you wish to receive a Scheduled Distribution.
Former Employees: If you are a former employee of CHS Inc. with an SOP Account, you must make a Scheduled Distribution Election if you do not wish to receive payment of your SOP Account in 2007.
Active Employees: This section is optional and should be completed if you desire a scheduled distribution. If you do not make an election under this section, your account balance will be paid out at termination of employment, retirement, disability, or death in accordance with the terms of the plan and your election form.
Please elect one of the following:
☐	Series of Payments. I irrevocably elect to receive one or more (not to exceed 5) Scheduled Distributions of my SOP Account, as well as any investment gains or losses attributable to such amounts, in the manner indicated below. If you are an active employee and you elect to receive a Scheduled Distribution on a date following your Retirement, the Scheduled Distribution will be paid on the date you have elected below, rather than as part of your Retirement Benefit.
1.	% payable within 60 days of January 1, (must be 2007 or later)

2.	% payable within 60 days of January 1,

3.	% payable within 60 days of January 1,

4.	% payable within 60 days of January 1,

5.	% payable within 60 days of January 1,
☐	Single Lump Sum: I irrevocably elect to receive one Scheduled Distribution of my SOP Account, as well as any investment gains or losses attributable to such amounts, in the manner indicated below. If you are an active employee and you elect to receive a Scheduled Distribution on a date following your Retirement, the Scheduled Distribution will be paid on the date you have elected below, rather than as part of your Retirement Benefit.

A lump sum payment within 60 days of January 1, ___ (Must be 2007 or later)

☐	Annual installments: I irrevocably elect to receive annual installments of my SOP Account, as well as any investment gains or losses attributable to such amounts, in the manner indicated below. If you are an active employee and you elect to receive a Scheduled Distribution on a date following your Retirement, the Scheduled Distribution will be paid on the date you have elected below, rather than as part of your Retirement Benefit.

Annual installments for (___) years (up to 10 years) beginning January 1, (Must be 2007 or later)
*	If you choose not to elect a Scheduled Distribution, or you elect to receive less than 100% of your SOP Account as a Scheduled Distribution, the remainder of your SOP Account (minus the Exercise Price Credit), and any related investment gains or losses, will be paid to you along with the rest of your vested Account Balance pursuant to the Plan. If you are a former employee of CHS Inc. and you fail to make a Scheduled Distribution Election as to 100% of your SOP Account, the remainder of your SOP Account (minus the Exercise Price Credit) will be paid to you in 2007. You may elect to postpone the distribution of a previously designated Scheduled Distribution, provided (i) you submit a properly completed Scheduled Distribution Change Form to the Committee at least one year prior to your previously designated Scheduled Distribution date, (ii) the new Scheduled Distribution date you select is at least five years after your previously designated Scheduled Distribution date, and (iii) the election of the new Scheduled Distribution date is not effective until at least one year after the date the election is made. You may postpone each scheduled distribution no more than three times.

Version 2.6	2

Action Required: Must be returned by December 9, 2005
CHS Inc.
Share Option Plan Participants
2005 Plan Agreement and Election Form
Deferred Compensation Plan
Name (Last, First, Middle Initial)
Section 3:
Allocation Election
Please select in whole percentage increments; the total must equal 100%.
You must make an allocation election. Any portion of your SOP Account (excluding the Exercise Price Credit) for which you do not select a Measurement Fund will be deemed allocated to the Vanguard Prime Money Market Fund.
I elect to allocate my SOP Account (excluding the Exercise Price Credit) to the following Measurement Funds:

☐ Vanguard Prime Money Market Fund	%

☐ Vanguard LifeStrategy Income Fund	%

☐ Vanguard LifeStrategy Conservative Growth Fund	%

☐ Vanguard LifeStrategy Moderate Growth Fund	%

☐ Vanguard LifeStrategy Growth Fund	%

☐ Ten-Year T-Note Fund	%

Version 2.6	3

Action Required: Must be returned by December 9, 2005
CHS Inc.
Share Option Plan Participants
2005 Plan Agreement and Election Form
Deferred Compensation Plan
Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan’s master plan document (the “Plan Document”) a copy of which has been made available to the Participant. Effective December 10, 2005, options under the CHS Inc. Share Option Plan which are not exercised on or prior to December 9, 2005 shall be converted into an account balance (the “SOP Account”) which shall become part of the Participant’s Account Balance under the CHS Inc. Deferred Compensation Plan (the “Plan”). The Plan Document (including Appendix A thereto relating to SOP Accounts) is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The Participant’s SOP Account shall be governed by the terms of the Plan Document (including Appendix A thereto), and upon conversion of the options into the SOP Account, the Company shall have no further obligations under the terms of the Share Option Plan. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document and as a condition to participation in the Plan, the Participant must complete, sign, date and return to the Committee an original copy of this Agreement, various Election Forms as required by the Committee, and a Beneficiary Designation.
This Agreement shall inure to the benefit of, and be binding upon the Employer, its successors and assigns, and the Participant. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

ACKNOWLEDGED AND AGREED:		ACCEPTED:

Signature of Participant	Date	For the Committee Date

Name (Last, First, Middle Initial)
Version 2.6

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